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                                                                    Exhibit 99.2



                        [LETTERHEAD OF ALLIANT PARTNERS]


     We hereby consent to the inclusion of our opinion letter dated April 19, 2000 to the Board of Directors of Savoir Technology Group, Inc. ("Savoir") as Appendix D to the Proxy Statement/Prospectus relating to the proposed merger of Tactful Acquisition Corp., a wholly-owned subsidiary of Avnet, Inc., with and into Savoir, and to the references to our opinion letter in the Proxy Statement/ Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933 and the rules and regulations promulgated thereunder.

Palo Alto, California
May 4, 2000

                                        By:  /s/ James L. Kochman
                                           -----------------------------
                                           James L. Kochman
                                           Managing Partner
                                           Alliant Partners